UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 1, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment fo Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective June 1, 2010, Kaydon Corporation (“Kaydon”) amended and restated its Employee Stock Ownership and Thrift Plan (the “KSOP”) through adoption of a Fidelity Brokerage Services, LLC sponsored profit sharing and 401(k) plan in connection with the merger of certain retirement plans maintained by Kaydon subsidiaries into the KSOP and a change in the trustee, recordkeeper and investment services provider under the KSOP.  As amended and restated, the KSOP will provide 401(k), profit sharing benefits to eligible employees of Kaydon and its subsidiaries, subject to exclusion of certain classes of employees, such as leased employees, interns, persons classified as other than employee, certain collectively-bargained employees and temporary employees.  Employees may elect to defer up to 50% of eligible compensation, subject to certain regulatory limits, and the plan provides for discretionary matching by Kaydon.  The KSOP will continue to provide a variety of investment options for employee deferrals, including Kaydon common stock.

The amended and restated KSOP is filed with this report as an exhibit and incorporated by reference herein.  The foregoing description of the KSOP does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 9.01    Financial Statements and Exhibits.

10.1           Kaydon Corporation Employee Stock Ownership and Thrift Plan effective June 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 7, 2010	KAYDON CORPORATION

	By:	/s/ Debra Crane
Debra Crane
Vice President and General Counsel